UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2017

AECOM

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52423 (Commission File Number)	61-1088522 (IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2600 Los Angeles, California 90067 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, AECOM (the “Company”) entered into Amendment No. 4 to Credit Agreement (“Amendment No. 4”) that amended the Company’s Credit Agreement, dated as of October 17, 2014 (as amended from time to time, including by Amendment No. 4, the “Credit Agreement”) among the Company, certain of its subsidiaries, certain lenders and Bank of America, N.A., as administrative agent and as a lender.  Amendment No. 4 amends the Credit Agreement, among other things, by: expanding the ability of restricted subsidiaries to borrow under “Incremental Term Loans”; adding a new definition of “Working Capital” as used in “Excess Cash Flow”; revising the definitions of “Consolidated EBITDA” and “Consolidated Funded Indebtedness” to reflect the impact of an expected AECOM Capital disposition in the quarter ending June 30, 2017; and amending provisions relating to the Company’s ability to undertake certain internal restructuring steps to accommodate changes in tax laws.  The foregoing description of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 2.03 by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

10.1        Amendment No. 4 to Credit Agreement dated as of March 31, 2017, among the Company, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: April 6, 2017	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

EXHIBIT

10.1	Amendment No. 4 to Credit Agreement dated as of March 31, 2017, among the Company, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.